CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of:

(i)	our reports dated October 24, 2016, relating to the financial statements and financial highlights which appear in the August 31, 2016 annual reports to shareholders of Invesco Equity and Income Fund, Invesco Global Real Estate Income Fund, Invesco Strategic Real Return Fund, Invesco California Tax-Free Income Fund, Invesco Pennsylvania Tax Free Income Fund, Invesco American Franchise Fund, Invesco Equally-Weighted S&P 500 Fund, Invesco Growth and Income Fund, Invesco Low Volatility Equity Yield Fund, Invesco S&P 500 Index Fund and Invesco Small Cap Discovery Fund, and Invesco Short Duration High Yield Municipal Fund, and

(ii)	our reports dated October 26, 2016, relating to the financial statements and financial highlights which appears in the August 31, 2016 annual reports to shareholders of Invesco Core Plus Bond Fund and Invesco Floating Rate Fund,

the thirteen funds constituting the AIM Counselor Series Trust (Invesco Counselor Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Financial Statements” and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 13, 2016